BROWN
ARMSTRONG
CERTIFIED
PUBLIC
ACCOUNTANTS

MAIN OFFICE
4200 TRUXTUN AVENUE
SUITE 300
BAKERSFIELD, CA 93309
TEL 661.324.4971
FAX 661.324.4997
EMAIL info@bacpas.com
560 CENTRAL AVENUE
SHAFTER, CALIFORNIA 93263
TEL 661.746.2145
FAX 661.746.1218
8050 N. PALM AVENUE
SUITE 300
FRESNO, CALIFORNIA 93711
TEL 559.476.3592
FAX 559.476.3593
790 E. COLORADO BLVD.
SUITE 908B
PASADENA, CALIFORNIA 91101
TEL 626.240.0920
FAX 626.240.0922

BROWN ARMSTRONG

Certified Public Accountants

September 24, 2012

Mr. Martin B. Oring, President
Searchlight Minerals Corp.
#120 - 2441 West Horizon Ridge Pkwy
Henderson, Nevada, 89052

Dear Mr. Oring:

This is to confirm that the client-auditor relationship between Searchlight Minerals Corp. (the "Company") (Commission File Number 000-30995) and Brown Armstrong Accountancy Corporation has ceased. We have read the statements made by the Company, as part of the Company's Form 8-K report to be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K. We agree with such statements made in the Form 8-K insofar as they relate to our firm.

Sincerely,

BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

By: Eric S. Berman, MSA, CPA
Principal

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